March 1, 2016

FOR IMMEDIATE RELEASE

Contacts: Alan Greer Executive Vice President Investor Relations (336) 733-3021 AGreer@BBandT.com	Tamera Gjesdal Senior Vice President Investor Relations (336) 733-3058 TGjesdal@BBandT.com	Cynthia A. Williams Senior Executive Vice President Corporate Communications (336) 733-1470 Cynthia.Williams@BBandT.com

BB&T Corporation COO to speak at RBC Capital Markets Financial Institutions Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chief Operating Officer Chris Henson will present at the RBC Capital Markets Financial Institutions Conference in New York on Tuesday, March 8, at 10:50 a.m., ET.

A webcast of Henson’s presentation will be available at BBT.com and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with approximately $209.9 billion in assets and market capitalization of approximately $29.5 billion as of Dec. 31, 2015. Based in Winston-Salem, N.C., the company operates 2,139 financial centers in 15 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates and others. BB&T has also been named one of the World’s Strongest Banks by Bloomberg Markets Magazine, one of the top three in the U.S. and in the top 15 globally. More information about BB&T and its full line of products and services is available at BBT.com.

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